                                                                  EXHIBIT 99.14A


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Fiscal Year End Financial Statements" and to the incorporation by reference of our report dated February 15, 2001 with respect to the financial statements of the ABN AMRO Funds in the Registration Statement (Form N-14) and related Prospectus/Proxy Statement of Alleghany Funds filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933.




                                                               ERNST & YOUNG LLP
Chicago, Illinois
May 31, 2001